UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10429 South 51st Street, Suite 235 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 19, 2014, GlyEco, Inc., a Nevada corporation (the “Company”), held a conference call regarding its financial results for the fiscal quarter ended June 30, 2014.  The Company issued a press release announcing the details of this conference call on August 15, 2014. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

A replay of the conference call will be available for two weeks from 7:30 p.m. ET on August 19, 2014, until 11:59 p.m. ET on September 2, 2014. The telephone number for the replay is (877) 870-5176, or (858) 384-5517 for international calls. The passcode for the replay is 3516118.

The conference call contains statements that may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company’s management as of August 19, 2014. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from the remarks delivered on the conference call, and therefore the Company refers to its filings with the Securities and Exchange Commission for a more detailed discussion regarding the risks and uncertainties associated with the Company’s business.

The information contained in this item is being furnished to the Securities and Exchange Commission to comply with Regulation FD. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description of Exhibit:
99.1	Press Release, dated August 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: August 19, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)